Exhibit 10.62

(Form of amendment
to agreements with
individual stations)

Supplementary Agreement

to Agreement No                dated

(hereinafter the “Agreement”)

and to Appendix No 2 dated              (hereinafter the “Appendix”)

December 27, 2007

                                 (hereinafter referred to as the “Principal”) (principal state registration number [OGRN]                        ) in the person of                                                                       , acting on the basis of                                                                                             , on the one hand, and                                                                (hereinafter referred to as the “Agent”) in the person of                                         , acting on the basis of                                 , on the other hand, hereinafter jointly referred to as the “Parties”, have concluded this Agreement as follows:

1.             Whereas the Parties agreed that subject to the exclusivity provision contained in section 2.3 of the Agreement, and the maintenance of the rating at the level specified in section 2 of this Supplementary Agreement, the Agent undertakes to achieve such sales of the Principal’s Regional advertising that the actual gross revenues of the Principal generated by Regional advertising placed on the TV Channel as calculated for the year 2008 be at least equal to RUR                                                    (                                 rubles) including VAT (18%) in the amount of RUR                (rubles), with the following month-by-month distribution of the projected revenues:

January 2008 - RUR	(	rubles)
including VAT (18%) in the amount of RUR	(rubles);

February 2008 - RUR	(	rubles)
including VAT (18%) in the amount of RUR	(rubles);

March 2008 - RUR	(	rubles)
including VAT (18%) in the amount of RUR	(rubles);

April 2008 - RUR	(	rubles)
including VAT (18%) in the amount of RUR	(rubles);

May 2008 - RUR	(	rubles)
including VAT (18%) in the amount of RUR	(rubles);

June 2008 - RUR	(	rubles)
including VAT (18%) in the amount of RUR	(rubles);

July 2008 - RUR	(	rubles)
including VAT (18%) in the amount of RUR	(rubles);

August 2008 - RUR	(	rubles)
including VAT (18%) in the amount of RUR	(rubles);

September 2008 - RUR	(	rubles)
including VAT (18%) in the amount of RUR	(rubles);

October 2008 - RUR	(	rubles)
including VAT (18%) in the amount of RUR	(rubles);

November 2008 - RUR	(	rubles)
including VAT (18%) in the amount of RUR	(rubles);

December 2008 - RUR	(	rubles)
including VAT (18%) in the amount of RUR	(rubles);

2.             The Parties agree that during the year 2008 the average annual rating of “CTC-            ” TV channel for audience “6 to 54 all” (audience age)/ “                ” TV Channel (broadcasting Domashny programming) for audience “25-60 females”/“18+ all” (audience age) within the Territory should be equal to             %.

The Parties agree that the deviation in average ratings by less than 20% shall not be deemed material.

For the purpose of determining the said ratings the Parties agreed to rely on the data provided by TNS Gallup Media, an independent market/sociological research company.

The Principal will take all necessary efforts to ensure that during the term of this Agreement programs of the Principal are broadcast within the Territory with the Regional advertising, which was delivered by the Agent, inserted in them

3.             For Domashny TV Channel contracts

The Parties further agree that that effective January 1, 2008 the time to be allocated for the regional advertising and made available to the Agent for placement of regional advertising under Client Agreements in the Network Program Blocks and Regional Broadcast Windows shall be equal to 4.58% (Four and Fifty Eight Hundredth percent)  of the length of the New Channel (Domashny) Network Program Block (in accordance with the provisions of the “network affiliation” agreement, made with a particular Broadcaster for broadcasting Domashny TV Channel programming) during each astronomical hour (excluding the length of the Regional Window) plus all advertising time in the Regional Broadcast Windows (in accordance with the Broadcaster’s programming schedule) permitted under applicable law, except as provided otherwise herein.

The Parties acknowledge and agree that the total advertising volume broadcast in the Network program blocks and Regional Broadcast Windows of the Principal within the Territory may not exceed the limits established under Russian advertising law and that its calculation shall also include the Network advertising placed with the Principal that is not excludable from the Network program blocks.  In the event that the Network and Regional advertising, if broadcast in full in the Network program blocks and Regional Broadcast Windows of the Principal, would result in non-compliance with the advertising law requirements with regard to the advertising time limitations, the Network advertising time shall not be reduced and it is the time allocated to regional advertising that should be reduced.  Such adjustment should be distributed as evenly as possible over the broadcasting day (prime-time / non-prime-time) and to the extent possible shall be agreed with the Agent.

For CTC TV Channel contracts

The Parties further agree that that effective January 1, 2008 the time to be allocated for the regional advertising and made available to the Agent for placement of regional advertising under Client Agreements in the Network Program Blocks and Regional Broadcast Windows shall be equal to 3.75% (Three and Seventy Five Hundredths percent)  of the length of the respective Network Program Block  (in accordance with the provisions of the “network affiliation” agreement) during each astronomical hour (excluding the length of the Regional Window) plus all advertising time in the Regional Broadcast Windows (in accordance with the Broadcaster’s programming schedule) permitted under applicable law, except as provided otherwise herein.

The Parties acknowledge and agree that the total advertising volume broadcast in the Network program blocks and Regional Broadcast Windows of the Principal within the Territory may not exceed the limits established under Russian advertising law and that its calculation shall also include the Network advertising placed with the Principal that is not excludable from the Network program blocks.  In the event that the Network and Regional advertising, if broadcast in full in the Network program blocks and Regional Broadcast Windows of the Principal, would result in non-compliance with the advertising law requirements with regard to the advertising time limitations, the Network advertising time shall not be reduced and it is the time allocated to regional advertising that should be reduced.  Such adjustment should be distributed as evenly as possible over the broadcasting day (prime-time / non-prime-time) and to the extent possible shall be agreed with the Agent.

4.             The Parties agree to amend section 4 of the Agreement “Agency Fee. Settlement, Invoicing and Reporting Procedures” as follows:

“4.           Agency Fee. Settlement, Invoicing and Reporting Procedures

The Agent’s fee:

4.1. The Agent’s fee for legal and other actions shall be equal to 15% (Fifteen percent) of the amount of actual gross revenues of the Principal in the reporting period, including VAT at the current rate then applicable under Russian law.

When calculating the Agent’s fee for the Agent’s selling services in respect of transactions with non-resident clients in US dollars, the amount of the fee for each reporting period shall be calculated using the exchange rate, published by the Russian Central Bank for the last day of the reporting period.

The Agent’s fee entitlement shall arise as from the actual provision by the Principal of the advertising services in the reporting period.

The payment of the Agent’s fee shall be made in accordance with the provisions of sections 4.3 to 4.11 hereof.

Settlement Procedures:

4.2          The price of advertising in the agreements of the Agent with the Client shall be fixed:

•                  in agreements with Russian resident clients and non-resident clients paying in Rubles — in Russian Rubles.

•                  in agreements with non-resident clients paying in currencies other than Russian Rubles — in US Dollars.

Advertising services contracted by the clients shall be subject to value added tax in accordance with the applicable law of the Russian Federation.

4.3          The payments under Client Agreements entered into by the Agent in Russian Rubles shall be made as follows.

4.3.1.       The payments in Russian Rubles under Client Agreements shall be made to the Agency’s current account.

The Agent shall be obliged to transfer to the Principal in full the funds received under Client Agreements within 5 (five) banking days.  The said period shall be counted from the receipt by the Agent of the attachment to the bank statement evidencing the transfer of the funds to the current account of the Agent.

To the extent the Client’s business was contracted with the participation of the brokers, all funds received under Client agreements shall be transferred to the Principal within 10 (ten) banking days from receipt of the funds from the Client (to the broker’s current account).

Upon contracting the sale of the Regional Advertising with the Client as a package for the time offered on several TV channels (several Broadcasters) in accordance with section 3.1.7. of this Agreement, the transfer by the Agent to the Principal of funds in payment for the rendered services that were received from the Clients shall be made not later than 10 (ten) days from the end of the respective reporting period.

If the funds paid cannot be definitely identified as payments received in connection with the performance by the Parties of the obligations under this Agreement, the above time periods specified for transfers may be extended by 30 (thirty) days.

If the funds from the Client arrive not as a lump sum, but in two and more installments the Agent shall first apply the funds received towards repayment of the Client’s indebtedness for the services provided (if any); after full repayment of the existing indebtedness the received funds shall be applied towards payment for the services provided in the current month; further and after full payment for the services provided in the current month, the received funds shall be considered as advance payment for the services to be provided in the following month.  This procedure of application by the Agent of the receipts from the Clients should be included in the conditions of the respective agreements between the Agent and the Clients.

4.3.2        The Principal shall be required no later than the day immediately following the date of receipt of the funds paid by the Agent to its current account to remit to the Agency’s bank account the amount equal to 15% (Fifteen Percent) of the funds received from the Agent in payment of the Agency Fee provided under section 4.1 of this Agreement.

4.4.         The Agent may (subject to notification of the Principal) to instruct the client to make the payment in Russian Rubles under the agreement of the Agent with the client directly to the Principal’s current account.

4.5          If prior to commencement or in the course of performance of the services either a Client or the Principal elects to cancel the agreement for the provision of the services in full or any part or other conditions arise that require that the funds be returned to the Client’s current or hard currency transit account, the Agent shall have the right to transfer in Russian rubles to the Clients those funds that are to be returned to the latter under the agreements concluded with them, including from the funds received on the Agent’s account from other clients, but not yet remitted to  the Principal’s account. When partial refund is made, the amount in rubles shall be calculated pro rata to the decrease in the contract amount or payment. The Agent shall be required to notify the Principal on such payments being effected within 3 days.

If the funds held on behalf of the Principal by the Agent in its current account are not sufficient or there are no such funds to make the refund to the Client, the Principal shall within ten days from receipt by the Principal of the letter from the Agent requesting the refund shall remit the respective amount in full to the current account of the Agent (or of the respective client pursuant to the Agent’s payment instructions).

In cases when the earlier received hard currency funds should be returned to the client according to the agreement with the latter:

•                  if such amount has been already transferred by the Agent to the Principal, the Principal shall transfer to the Agent’s transit currency account within ten days the amount to be returned to a non-resident client in the respective currency and the Agent shall then return the amount so received to the respective client. The said ten day period shall be counted from the receipt by the Principal of the Agent’s letter demanding the return accompanied by the respective documents relating to the non-resident client;

•                  if such amount has not been transferred to the Principal and is still held in the Agent’s transit currency account, the latter shall transfer to the client the respective amount to be returned in the respective currency.

4.6          The payments in US Dollars under agreements of the Agent with the non-resident Clients shall be paid to the Agent’s transit currency account.

The Agent shall be required to transfer the amounts received under such agreements to the Principal’s transit currency account within four banking days. The said four day period shall be counted from the moment the Agent receives an attachment to the bank statement evidencing the receipt of the funds in the Agent’s account.

The Parties agree that if for certain reasons (absence of a transit account, Russian legal requirements, etc.) the settlement in accordance with the above procedures will not be possible, the Principal hereby authorize the Agent to sell all of the hard currency funds received from the Clients for Russian currency (Russian rubles).

The Agent/broker shall be required to transfer the Russian rubles proceeds of the sale of such hard currency funds to the Principal’s/Agent’s current account within three banking days.

Upon effecting such transfer the Agent shall deliver to the principal a copy of the payment instructions.

The Principal shall be required no later than the day immediately following the date of receipt of the funds paid by the Agent to its current account to remit to the Agency’s bank account the amount equal to 15% (Fifteeen Percent) of the funds received from the Agent in payment of the Agency Fee provided under section 4.1 of this Agreement.  If the Agent remitted the funds to the Principal’s transit hard currency account, the Principal shall remit to the Agent the ruble equivalent of the amount equal to 15% (Fifteen Percent) of the amount remitted by the Agent calculated at Russian Ruble to US Dollar exchange rate published by the Central Bank of Russia as of the date of the receipt of payment form the Client.

4.7          In the event that the Principal fails to transfer to the Agent’s transit currency account the amount to be refunded to the non-resident client in US Dollars within 10 days period, the Agent shall be entitled to withhold such amount out of the amounts of the receipts from the clients in Russian rubles, to purchase hard currency (in US Dollars) in such amounts as will be sufficient for making the refund to the non-resident client and to transfer such refunded amount to the non-resident client’s account.

4.8          The settlements between the Parties shall be made on a daily basis as long as payments are received from the Clients.  Upon effecting such transfers the Parties shall deliver to each other a copy of the payment instructions. The date of payment as between the Parties hereunder shall be the date, on which the funds are withdrawn from the payer’s account as evidenced by a bank statement.

4.9          If the Principal delays the transfer of the funds described in sections 4.3 and 4.6 of this Agreement by more than 5 (Five) calendar days and as consequence such funds not received on the Agent’s current account the Agent shall be entitled to withhold the refund amount from the payments, received on its current account from the Clients on behalf of the Principal.

To the extent the Principal is found to have amounts outstanding to the Agent as reflected by the Statement, the Principal shall be required to settle such outstanding amount by the 20th (Twentieth) day of the month following the end of the reporting period and to deliver a copy of the payment instructions as a proof of payment.

In the event no payment is received by the Agent in its account towards the settlement of the Principal’s indebtedness the Agent shall be entitled to withhold the amount due to it from the Principal out of the amounts of the new payments received for the benefit of the Principal to be reflected in the respective Statement.

If the amount received from the Principal in the reporting period is greater than the amount of the Agency Fee, to which the Agent is entitled in the respective Reporting period, the amount in excess shall be accounted as an advance towards the Agency Fee in respect of the subsequent Reporting periods.

4.10        As at the end of each reporting period at least 80% (Eighty percent) of the amount due for services provided in the reporting period should have been paid by the Clients. The remaining 20% (Twenty percent) due for such services should be paid by the Clients no later than within 60 (Sixty) calendar days from the end of the respective period. The said terms and liability for non-compliance should be included into agreement of the Agent with the Client as a mandatory provision.

In the event that upon expiry of such period the said services have not been paid for in full by the Clients, the advertising ordered to be broadcast by such Clients shall be removed from the broadcasts and shall not be accepted for broadcasting until the respective Clients’ Doubtful Debt has not been paid in full.

The Parties shall then promptly agree on the measures to be taken to enforce the collection from the Client of the amount outstanding together with any penalties applicable for delay in payment.

4.11        The Parties agree that the fee calculated according to conditions of this Agreement and paid to the Agent shall also cover all possible charges of the Agent relating to the performance of its engagement, including any fees payable to brokers and such expenses of the Agent shall not be subject to any additional reimbursement by the Principal.”

Reporting Procedures:

4.12        Upon transferring the funds the Agent shall deliver to the Principal together with a copy of the payment instructions (as required under section 4.8 hereof) an accompanying notice in the form approved by the Parties with a detailed break-down of the amounts paid:

a)                                      amount of the payment received to the current and/or transit currency account of the Agent under concluded agreements including value added tax;

b)                                     period of time within which the advertising services for which the payment was made should be provided;

c)                                      amount retained in the current account of the Agent and applied in settlement of the amounts outstanding from the Principal to the Agent under section 4.9 of this Agreement.

To the extent the Principal has any objections with respect to the submitted report it shall within 10 (Ten) calendar days from receipt thereof deliver to the Agent its objections in writing.  If no objections are raised within such period, the report shall be deemed accepted.

4.13        After the end of the reporting period (by fifteenth day of the month following after the end of the reporting period), the Parties shall execute a two-way statement, which shall set forth:

1.         actual gross revenue of the Principal in the reporting period;

a. amount of regional advertising sales during the reporting period contracted by the Agent/brokers;

b. the amount of non-sale income (penalties, fines and other non-sale income) collected by the Agent during the reporting period in respect of the regional advertising placements contracted by the Agent;

2.             the amount of receipts to the accounts of the Agent/brokers under the agreements entered into by the Agent/brokers, including in payment for the advertising services in the current, past and future periods;

3.             the amount of funds, which the Agent paid to the clients in accordance with the terms of the existing agreements, including VAT;

4.             the amount of receipts to the Principal’s accounts, as stated for the reporting period under the agreements entered into by the Agent/brokers, including in payment for the advertising services in the current, past and future periods;

5.             the amount of funds, which the Principal paid to the clients, including VAT;

6.             the amount of the agency fee due to the Agent for the reporting period;

7.             the amount of funds paid to the Agent as the agency fee, including as payments in respect of the reporting period and as advances towards payments in respect of the future period or as payments in respect of the past periods (including amounts retained by the Agent under section 4.9), inclusive of VAT;

8.             other details, which the Parties shall deem appropriate to reflect in the Statement.

The Agent shall deliver together with the Statement a report on the services provided (the “Agent’s Report”) in the form approved by the Parties.

To the extent the Principal has any objections with respect to the submitted Statement and /or the Agent’s Report it shall within 5 (Five) calendar days from receipt thereof deliver to the Agent its objections in writing.  If no objections are raised within such period, the Statement and /or the Agent’s Report shall be deemed accepted and the engagement completed.

4.14.       The statement shall be submitted by the Agent together with the invoice for the agency fee.”

5.             In all other matters not covered by and not inconsistent with this Supplementary Agreement the Parties shall be governed by the provisions of the Agreement.

6.             This Supplementary Agreement, except for section 4, shall come into effect upon signing by the Parties and shall form an integral part of the Agreement. Section 4 of this Supplementary Agreement shall come into effect as of January 21, 2008.

7.             This Supplementary Agreement is executed in two equally binding counterparts with one for each Party.

Signatures of Parties:

Agent:	Principal:

Stamp	Stamp